Exhibit 6.12

SUPPLEMENT

to the

Loan and Security Agreement

dated as of November 12, 2018

among

Virtuix Holdings Inc.,

Virtuix Inc. and

Virtuix Manufacturing Limited

(each individually, a “Borrower” and collectively, “Borrowers”),

and

Venture Lending & Leasing VIII, Inc. (“VLL8”)

And

Venture Lending & Leasing IX, Inc. (“VLL9”)

(each of VLL8 and VLL9, as “Lender”)

This is a Supplement identified in the document entitled Loan and Security Agreement, dated as of November __, 2018 (as the same may be amended, restated, supplemented and modified from time to time, the “Loan and Security Agreement”), by and among Borrowers and Lender. All capitalized terms used in this Supplement and not otherwise defined in this Supplement have the meanings ascribed to them in Article 11 of the Loan and Security Agreement, which is incorporated in its entirety into this Supplement. In the event of any inconsistency between the provisions of the Loan and Security Agreement and this Supplement, this Supplement is controlling.

The parties are entering into this single Supplement to the Loan and Security Agreement for convenience, and this Supplement is and shall be interpreted for all purposes as separate and distinct agreements between Borrowers and VLL8, on the one hand, and Borrowers and VLL9, on the other hand, and nothing in this Supplement shall be deemed a joint venture, partnership or other association between VLL8 and VLL9. Each reference in this Supplement to “Lender” shall mean and refer to each of VLL8 and VLL9, singly and independent of one another. Without limiting the generality of the foregoing, the Commitment, covenants and other obligations of “Lender” under the Loan and Security Agreement, as supplemented hereby, are several and not joint obligations of VLL8 and VLL9, and all rights and remedies of “Lender” under the Loan and Security Agreement, as supplemented hereby, may be exercised by VLL8 and/or VLL9 independently of one another.

In addition to the provisions of the Loan and Security Agreement, the parties agree as follows:

Part 1. - Additional Definitions:

“Cash Equivalents” means, as of June 30, 2019, the following assets or rights of Borrowers: (i) marketable direct obligations issued or unconditionally guaranteed by the United States government having maturities of not more than 12 months from the date of acquisition; and (ii) domestic certificates of deposit and time deposits having maturities of not more than 12 months from the date of acquisition, and overnight bank deposits, in each case issued by a commercial bank organized under the laws of the United States or any state thereof which at the time of acquisition are rated A-1 or better by Standard & Poor’s Corporation (or equivalent).

“Commitment” means, as the context may require, the VLL8 Commitment or the VLL9 Commitment. Each Lender’s Commitment is several and not joint with the Commitment of the other Lender.

“Designated Rate”: The Designated Rate for each Growth Capital Loan shall be a fixed rate of interest per annum equal to 12.25%.

“Forbearance Period” is defined in Part 2, Section 8(a) hereof.

“Growth Capital Loan” means any Loan requested by Borrowers and funded by Lender under its Commitment for general corporate purposes of Borrowers.

“Loan” or “Loans” mean, as the context may require, individually a Growth Capital Loan, and collectively, the Growth Capital Loans.

“Loan Commencement Date” means, with respect to a Loan, (i) the first day of the first full calendar month following the Borrowing Date of such Loan if such Borrowing Date is not the first day of a month, or (ii) the same day as the Borrowing Date if the Borrowing Date is the first day of a month.

“Termination Date”: The Termination Date is the earlier of: (i) the date Lender may terminate making Growth Capital Loans or extending other credit pursuant to the rights of Lender under Article 7 of the Loan and Security Agreement; and (ii)(A) with respect to the First Tranche of Lender’s Commitment, November [__], 2018, and (B) with respect to the Second Tranche of Lender’s Commitment, July 31, 2019.

“Unrestricted Cash” means, as of June 30, 2019, Borrowers’ cash on hand (which shall include the remaining proceeds of the initial Growth Capital Loans) and Cash Equivalents which are not subject to any Liens, other than Liens (i) in favor of Lender and (ii) consisting of bankers’ liens, rights of setoff and similar Liens incurred on deposits made in the ordinary course of business, so long as one or more account control agreements (or equivalent), in form and substance satisfactory to Lender, for all accounts in which such deposits are held has been executed and delivered to Lender.

“VLL8 Commitment”: Subject to the terms and conditions set forth in the Loan and Security Agreement and this Supplement, VLL8 commits to make Growth Capital Loans to Borrowers up to the aggregate, original principal amount of Five Hundred Thousand Dollars ($500,000). The VLL8 Commitment shall be divided into two (2) equal tranches in the amount of Two Hundred Fifty Thousand Dollars ($250,000) each, which shall be referred to herein as the “First Tranche” of the VLL8 Commitment and the “Second Tranche” of the VLL8 Commitment, respectively.

“VLL9 Commitment”: Subject to the terms and conditions set forth in the Loan and Security Agreement and this Supplement, VLL9 commits to make Growth Capital Loans to Borrowers up to the aggregate, original principal amount of Five Hundred Thousand Dollars ($500,000). The VLL9 Commitment shall be divided into two (2) equal tranches in the amount of Two Hundred Fifty Thousand Dollars ($250,000) each, which shall be referred to herein as the “First Tranche” of the VLL9 Commitment and the “Second Tranche” of the VLL9 Commitment, respectively.

“Warrants” has the meaning specified in Part 2, Section 3(b) of this Supplement.

Part 2. - Additional Covenants and Conditions:

1.       Commitment; Funding and Repayment of Growth Capital Loans.

(a)        Funding of Growth Capital Loans; Additional Condition Precedent regarding Second Tranche.

(i)       First Tranche. Subject to the terms and conditions precedent specified in Article 4 of the Loan and Security Agreement and this Supplement, Lender agrees to make a Growth Capital Loan to Borrowers under the First Tranche of Lender’s Commitment from the Closing Date up to and including the applicable Termination Date in an original principal amount up to but not exceeding the First Tranche of Lender’s Commitment.

(ii)       Second Tranche. In addition to the satisfaction of all the other conditions precedent specified in Article 4.2 of the Loan and Security Agreement and this Supplement, Lender’s obligation to fund the Growth Capital Loan under the Second Tranche of Lender’s Commitment is subject to receipt by Lender of evidence satisfactory to it, as determined by Lender in its reasonable judgment, that: (i) Borrowers have achieved at least 85% of Borrowers’ Q4/18-Q2/19 revenue plan (85% x $2,936,667 = $2,496,167) and have expended no more than 110% of Borrowers’ Q4/18-Q2/19 OpEx + COGS plan (110% x $3,224,498 = $3,546,948); (ii) as of June 30, 2019, the balance of Borrowers’ Unrestricted Cash is greater than or equal to $1,200,000 (including the proceeds of any Loans funded under the First Tranche of Lender’s Commitment), and Borrowers must have 13 POs (with Deposits) and 5 shipped VR arenas; and (iii) Lender has received positive affirmation from Borrowers’ management that Borrowers are generally tracking to the plan previously approved by Lender (collectively, the “Second Tranche Milestones”). Subject to the foregoing and the other terms and conditions of the Loan and Security Agreement and this Supplement, Lender agrees to make a Growth Capital Loan to Borrowers under the Second Tranche of Lender’s Commitment from the date Borrowers’ have satisfied the Second Tranche Milestones up to and including the applicable Termination Date in an original principal amount up to but not exceeding the Second Tranche of Lender’s Commitment.

(b)       Repayment of Growth Capital Loans. Principal of and interest on each Growth Capital Loan shall be payable as set forth in a Note evidencing such Growth Capital Loan (substantially in the form attached hereto as Exhibit “A”), which Note shall provide substantially as follows: principal and interest at the Designated Rate shall be fully amortized over a period of thirty (30) months in equal, monthly installments commencing after an initial period of interest-only monthly payments at the Designated Rate ending on October 31, 2019 (such period of interest-only monthly payments being referred to herein as the “Interest-only Period”). In particular, on the Borrowing Date applicable to each Growth Capital Loan, Borrowers shall pay to Lender: (i) if the Borrowing Date is earlier than the Loan Commencement Date, interest only at the Designated Rate, in advance, on the outstanding principal balance of the Growth Capital Loan for the period from the Borrowing Date through the last day of the calendar month in which such Borrowing Date occurs; and (ii) the first interest-only installment at the Designated Rate, in advance, on the outstanding principal balance of the Note for the ensuing month. Commencing on the first day of the second full month after the Borrowing Date and continuing on the first day of each consecutive month thereafter up to and including October 1, 2019, Borrowers shall pay to Lender interest at the Designated Rate, in advance, on the outstanding principal balance of the Note evidencing such Loan for the ensuing month. Commencing on November 1, 2019, and continuing on the first day of each consecutive calendar month thereafter, Borrowers shall pay to Lender principal, plus interest at the Designated Rate, in advance, in thirty (30) equal consecutive monthly installments.

2.       Prepayment. The Growth Capital Loans may be prepaid as provided in this Section 2 only.

(a)       Prepayment at any Time. Borrowers may prepay all, but not less than all, of the Growth Capital Loans in whole but not in part at any time by tendering to Lender cash payment in respect of such Loans in an amount equal to the sum of: (i) the accrued and unpaid interest on such Loans as of the date of prepayment; and (ii) an amount equal to the total amount of all scheduled but unpaid payments that would have accrued and been payable from the date of prepayment through the stated date of maturity of the Loans had they remained outstanding and been paid in accordance with the terms of the related Notes.

(b)       Prepayment at any Time after 18 Amortization Payments. Notwithstanding anything to the contrary set forth in Section 2(a), so long as no Event of Default has occurred and is then continuing, Borrowers may prepay all, but not less than all, Growth Capital Loans in whole, but not in part, at any time after Borrowers have made at least 18 consecutive, regularly scheduled amortization payments of principal and interest with respect to every Loan by tendering to Lender a cash payment in respect of such Loans in an amount determined by Lender equal to the sum of: (i) the accrued and unpaid interest on such Loans as of the date of prepayment; (ii) the outstanding principal balances of such Loans as of the date of prepayment; and (iii) an amount equal to the product of (A) 0.85 and (B) the undiscounted, total amount of all installment payments of interest that would have accrued and been payable from the date of prepayment through the latest repayment dates set forth in the Notes evidencing the Loans had they remained outstanding and been paid in accordance with the terms of such Notes. For avoidance of doubt, Borrowers and Lender acknowledge and agree that interest-only payments made during each Loan’s Interest-only Period shall not be counted toward the 18 payments required by the first sentence of this Section 2(b).

(c)       Prepayment at any Time after 24 Amortization Payments. Notwithstanding anything to the contrary set forth in Section 2(a) and Section 2(b), so long as no Event of Default has occurred and is then continuing, Borrowers may prepay all, but not less than all, Growth Capital Loans in whole, but not in part, at any time after Borrowers have made at least 24 consecutive, regularly scheduled amortization payments of principal and interest with respect to every Loan by tendering to Lender a cash payment in respect of such Loans in an amount determined by Lender equal to the sum of: (i) the accrued and unpaid interest on such Loans as of the date of prepayment; (ii) the outstanding principal balances of such Loans as of the date of prepayment; and (iii) an amount equal to the product of (A) 0.80 and (B) the undiscounted, total amount of all installment payments of interest that would have accrued and been payable from the date of prepayment through the latest repayment dates set forth in the Notes evidencing the Loans had they remained outstanding and been paid in accordance with the terms of such Notes. For avoidance of doubt, Borrowers and Lender acknowledge and agree that interest-only payments made during each Loan’s Interest-only Period shall not be counted toward the 24 payments required by the first sentence of this Section 2(c).

3.       Issuance of Warrants.

(a)       VLL8 Warrant. As additional consideration for the making of its Commitment, VLL8 has earned and is entitled to receive immediately upon the execution of the Loan and Security Agreement and this Supplement, a warrant instrument issued by Parent in form and substance satisfactory to VLL8 (the “VLL8 Warrant”). Parent acknowledges that VLL8 has assigned its rights to receive the VLL8 Warrant to its parent, Venture Lending & Leasing VIII, LLC (“LLC8”). In connection therewith, Parent shall issue the VLL8 Warrant directly to LLC8. Upon request of Borrowers, VLL8 shall furnish to Borrowers a copy of the agreement in which VLL8 assigned its rights to receive the VLL8 Warrant to LLC8.

(b)       VLL9 Warrant. As additional consideration for the making of its Commitment, VLL9 has earned and is entitled to receive immediately upon the execution of the Loan and Security Agreement and this Supplement, a warrant instrument issued by Parent in form and substance satisfactory to VLL9 (the “VLL9 Warrant” and sometimes referred to herein with the VLL8 Warrant, individually, as a “Warrant” and together, as the “Warrants”). Parent acknowledges that VLL9 has assigned its rights to receive the VLL9 Warrant to its parent, Venture Lending & Leasing IX, LLC (“LLC9”). In connection therewith, Parent shall issue the VLL9 Warrant directly to LLC9. Upon request of Borrowers, VLL9 shall furnish to Borrowers a copy of the agreement in which VLL9 assigned its rights to receive the VLL9 Warrant to LLC9.

4.       Completion of Due Diligence; Payment and Disposition of Commitment Fee. As an additional condition precedent under Section 4.1 of the Loan and Security Agreement, Lender shall have completed to its satisfaction its due diligence review of Borrowers’ business and financial condition and prospects, and Lender’s Commitment shall have been approved. If this condition is not satisfied then the aggregate $10,000 commitment fee (the “Commitment Fee”) previously paid by Borrowers shall be refunded. VLL8 agrees that with respect to the initial Growth Capital Loan advanced under its Commitment, on the Borrowing Date applicable to such Loan, VLL8 shall credit against the payments due from Borrowers on such date in respect of such Loan an amount equal to $5,000. VLL9 agrees that with respect to the initial Growth Capital Loan advanced under its Commitment, on the Borrowing Date applicable to such Loan, VLL9 shall credit against the payments due from Borrowers on such date in respect of such Loan an amount equal to $5,000. Except as set forth in this Section 4, the Commitment Fee is not refundable.

5.       Documentation Fee Payment. On the Closing Date, Borrowers shall make a payment to each Lender in an amount equal to $5,000 (i.e., $10,000 in the aggregate (each, a “Documentation Fee” and together, the “Documentation Fees”)) which payment shall be deemed to fully reimburse such Lender pursuant to Section 9.8(a) of the Loan and Security Agreement for (i) its reasonable attorneys’ fees, costs and expenses incurred in connection with the preparation and negotiation of the Loan Documents and (ii) such Lender’s costs and filing fees related to perfection of its Liens in the Collateral in any jurisdiction in which the same is located, recording a copy of the Intellectual Property Security Agreement with the United States Patent and Trademark Office or the United States Copyright Office, as applicable, and confirming the priority of such Liens. Borrowers and each Lender acknowledge and agree that on the Closing Date Lender’s Documentation Fee will be debited from the Primary Operating Account through an ACH transfer. In addition, if the Documentation Fee is not paid in accordance with the terms of the preceding sentence then each Lender shall have the right to debit its Documentation Fee at any time from the Primary Operating Account through an ACH transfer.

6.       Borrowers’ Primary Operating Account and Wire Transfer Instructions:

Institution Name:	BBVA Compass (Compass Bank)
Address:	2200 Post Oak Blvd Houston, TX 77056
ABA No.:	113010547
Contact Name:	Jami Healing
Phone No.:	(713) 966-2395
E-mail:	Jami.healing@bbva.com
Account Title:	Virtuix Holdings Inc
Account No.:	6723031050

7.       Debits to Account for ACH Transfers. For purposes of Sections 2.2 and 5.10 of the Loan and Security Agreement, the Primary Operating Account shall be the bank account set forth in Section 6 above until such account is changed in accordance with Section 5.10 of the Loan and Security Agreement. Borrowers hereby agree that the Growth Capital Loans will be advanced to the account specified above and regularly scheduled payments of principal and interest, as well as the Documentation Fees, will be automatically debited from the same account.

8.       Forbearance of Exercise of Remedies against Intellectual Property and Equipment.

(a)     Notwithstanding anything to the contrary contained in Article 7 and Article 8 of the Loan and Security Agreement or elsewhere in the Loan Documents, following the occurrence and during the continuance of an Event of Default, other than (i) an Event of Default under Section 7.1(c)(ii) through 7.1(c)(iv) of the Loan and Security Agreement, or (ii) an Event of Default under Section 7.1(f) of the Loan and Security Agreement, Lender agrees to forbear from selling, leasing or otherwise disposing of any Collateral comprising Intellectual Property or Equipment (the “Intellectual Property and Equipment Collateral”) for a period of up to sixty (60) days after the occurrence of such Event of Default (such period being referred to herein as a “Forbearance Period”), provided that at all times during the Forbearance Period:

(i)	Each Borrower shall continue to have a duly constituted and acting board of directors and executive management fully engaged in such Borrower’s business;

(ii)	Borrowers are able to demonstrate to the reasonable satisfaction of Lender that Borrowers are exercising reasonable commercial efforts to consummate a financing or other transaction that will enable them to satisfy and discharge the Obligations;

(iii)	Borrowers shall cooperate with Lender in its exercise of rights under Sections 5.3(a)(i), 5.3(b) and 5.9(a) of the Loan and Security Agreement;

(iv)	no Insolvency Proceeding is commenced by or against any Borrower; and

(v)	no Person who holds or acquires a Lien on or against the Intellectual Property and Equipment Collateral actually exercises foreclosure or similar remedies against item of such property.

Subject to paragraph (b) below, upon the occurrence or non-occurrence, as applicable, of any of the events under clauses (i) through (v) above, the Forbearance Period shall immediately and automatically terminate and Lender may thereupon commence, continue and complete any exercise of its rights and remedies against the Intellectual Property and Equipment Collateral, all as provided in the Loan Documents and under applicable law.

(b)       If during the Forbearance Period Lender proposes or arranges a private or public sale of all or a material portion of the Intellectual Property and Equipment Collateral (which sale shall not be consummated during the Forbearance Period), Lender shall give notice of such proposed sale to Borrowers, including notice of the minimum price to be paid or bid in such sale. If Borrowers reasonably believe in good faith that the proposed sale would not be commercially reasonable, then Borrowers may, within five (5) Business Days of receipt of the initial notice from Lender, deliver a written objection, following which the parties agree to meet promptly and to confer in good faith to resolve any disagreements as to value or the proposed sale. Unless the parties have otherwise agreed as a result of such meet-and-confer, Borrowers shall obtain, at their sole expense, within 30 days after the initial notice from Lender, a written appraisal of the orderly liquidation value of the Intellectual Property and Equipment Collateral, prepared by a recognized, independent appraiser with experience evaluating similar types of property (in which event, the 60-day limitation on the Forbearance Period shall be extended if, and only as, necessary to afford Borrowers the full 30 days to obtain such appraisal). If such appraisal is not timely delivered, or if the value concluded by the independent appraisal is not more than 120% of the minimum price or bid in any transaction proposed by Lender for the same Intellectual Property and Equipment Collateral, then Lender may proceed with the proposed transaction on price terms not materially more favorable to the transferee than originally proposed by Lender. If the value concluded by the independent appraisal is more than 120% of the minimum price or bid in any transaction proposed by Lender, then 60-day limitation on the Forbearance Period (as may have been extended for the appraisal as aforesaid) shall be extended and the parties shall cooperate with one another to realize the higher valuation, provided that if the Forbearance Period (as so extended) terminates for any reason, other than that set forth in clause (ii) of paragraph (a) above, Lender may thereupon commence, continue and complete any exercise of its rights and remedies against the Intellectual Property and Equipment Collateral, all as provided in the Loan Documents and under applicable law, and in all events, Lender shall be free to enforce such rights and remedies and complete one or more sales or other dispositions of the Intellectual Property and Equipment Collateral after the earlier of (i) 120 days after the occurrence of the Event of Default, or (ii) 60 days after the delivery of the appraisal report to Borrowers.

(c)       At any time during the Forbearance Period Lender will discontinue and forbear from enforcing its rights and remedies against the Intellectual Property and Equipment Collateral (and the other items of Collateral) upon tender to Lender by Borrowers or by another Person for their account of all amounts payable under Section 2(a) of Part 2 of this Supplement.

9.       Acknowledgment Regarding Control Agreements. Borrower currently maintains account numbers 6723031050 and 6725007009 on deposit at BBVA Compass Bank and account numbers 502 376 733 and 502376741 on deposit at Frost Bank (collectively, the “Existing Accounts”). As of the Closing Date, Borrower is unable to deliver to Lender a deposit account control agreement relating to the Existing Accounts and has asked that Lender waive the requirements of Sections 4.1(f), 4.2(e) and 6.11 of the Loan and Security Agreement which require Borrower to deliver a control agreement with respect to such account for 30 days following the Closing Date. In order to facilitate the closing of the transactions contemplated by the Loan and Security Agreement and subject to the last sentence of this Section 9, Lender is willing to, and does hereby grant, such waiver. The foregoing waiver applies only to the specific instance described, and is not a waiver of any subsequent application of the same provisions of the Loan and Security Agreement, nor is it a waiver of any other provision of the Loan and Security Agreement. In consideration of the foregoing waiver, Borrower agrees that no later than the date which is 30 days following the Closing Date, Borrower shall deliver or cause to be delivered to Lender an account control agreement for the Existing Accounts which perfects Lender’s Liens by “control” in accordance with Article 9 of the UCC. Borrower agrees that any failure to comply with the terms of this Section 9 shall constitute an Event of Default notwithstanding anything to the contrary in the Loan and Security Agreement.

Part 3. - Additional Representations:

Each Borrower, jointly and severally, represents and warrants that as of the Closing Date and each Borrowing Date:

a)	Its chief executive office is located at:

(i)	Virtuix Holdings Inc.: 1826 Kramer Lane, Suite H, Austin TX 78758
(ii)	Virtuix Inc.: 1826 Kramer Lane, Suite H, Austin TX 78758
(iii)	Virtuix Manufacturing Limited: 8 Pingdong 2nd Road, Zhuhai, Guangdong, China 519060

b)	Its Equipment is located at:

(i)	Virtuix Holdings Inc.: N/A
(ii)	Virtuix Inc.: 1826 Kramer Lane, Suite H, Austin TX 78758
(iii)	Virtuix Manufacturing Limited: N/A

c)	Its Records are located at:

(i)	Virtuix Holdings Inc.: 1826 Kramer Lane, Suite H, Austin TX 78758
(ii)	Virtuix Inc.: 1826 Kramer Lane, Suite H, Austin TX 78758
(iii)	Virtuix Manufacturing Limited: 8 Pingdong 2nd Road, Zhuhai, Guangdong, China 519060

d)	Its Inventory is located at:

(i)	Virtuix Holdings Inc.: N/A
(ii)	Virtuix Inc.: 1826 Kramer Lane, Suite H, Austin TX 78758
(iii)	Virtuix Manufacturing Limited: N/A

e)	In addition to its chief executive office, each Borrower maintains offices or operates its business at the following locations:

(i)	Virtuix Holdings Inc.: N/A
(ii)	Virtuix Inc.: N/A
(iii)	Virtuix Manufacturing Limited: N/A

f)	Other than its full corporate name, each Borrower has conducted business using the following legal names, trade names or fictitious business names:

(i)	Virtuix Holdings Inc.: N/A
(ii)	Virtuix Inc.: Virtuix Technologies LLC
(iii)	Virtuix Manufacturing Limited: ZTO Manufacturing Limited

g)	Its corporation I.D. number is:

(i)	Virtuix Holdings Inc.: 5454859 (Delaware)
(ii)	Virtuix Inc.: 5437383 (Delaware)
(iii)	Virtuix Manufacturing Limited: 2197882 (Hong Kong)

h)	Its federal tax identification number is:

(i)	Virtuix Holdings Inc.: 46-4371395
(ii)	Virtuix Inc.: 46-4369097
(iii)	Virtuix Manufacturing Limited: N/A

i)	Including the Primary Operating Account identified in Section 6 above, each Borrower maintains the following Deposit Accounts and investment accounts:

Virtuix Holdings Inc.:

Institution Name:	BBVA Compass (Compass Bank)
Address:	2200 Post Oak Blvd Houston, TX 77056
ABA No.:	113010547
Contact Name:	Jami Healing
Phone No.:	(713) 966-2395
E-mail:	Jami.healing@bbva.com
Account Title:	Virtuix Holdings Inc
Account No.:	6723031050 (Checking)

Virtuix Holdings Inc.:

Institution Name:	Frost Bank
Address:	811 Main Street, #100 Houston, TX 77002
ABA No./Swift code:	114000093
Contact Name:	Will Richardson
Phone No.:	713-388-7695
E-mail:	Will.richardson@frostbank.com
Account Title:	Virtuix Holdings Inc.
Account Nos.:	502 376 741 (checking)

Virtuix Inc.:

Institution Name:	BBVA Compass (Compass Bank)
Address:	2200 Post Oak Blvd Houston, TX 77056
ABA No.:	113010547
Contact Name:	Jami Healing
Phone No.:	(713) 966-2395
E-mail:	Jami.healing@bbva.com
Account Title:	Virtuix Inc
Account No.:	6725007009

Virtuix Manufacturing Limited:

Bank Name:	The Hong Kong and Shanghai Banking Corporation Limited (HSBC)
Address:	Main office, 1 Queen's Road Central Hong Kong
SWIFT Code:	HSBCHKHHHKH
Contact Name:	Ms. Ivy Lau (Sheung Wan SME Centre)
Phone No.:	+852 2748 8288
E-mail:	ivy.s.w.lau@hsbc.com.hk
Account Name:	Virtuix Manufacturing Limited
Account Number	652-477670-838

Part 4. - Additional Loan Documents:

Form of Note	Exhibit “A”
Form of Borrowing Request	Exhibit “B”
Form of Compliance Certificate	Exhibit “C”

Remainder of this page intentionally left blank; signature pages follow

[Signature page to Supplement]

IN WITNESS WHEREOF, the parties have executed this Supplement as of the date first above written.

BORROWERS:

VIRTUIX HOLDINGS INC.

By:
	Name:	Jan Goetgeluk
	Title:	Chief Executive Officer

Address for Notices:	1826 Kramer Lane, Suite H
Austin TX 78758
Attn: Chief Executive Officer
Fax # N/A
Phone # 832-260-3337

VIRTUIX INC.

By:
	Name:	Jan Goetgeluk
	Title:	Chief Executive Officer

Address for Notices:	1826 Kramer Lane, Suite H
Austin TX 78758
Attn: Chief Executive Officer
Fax # N/A
Phone # 832-260-3337

VIRTUIX MANUFACTURING LIMITED

By:
Name:
Title:

Address for Notices:	1826 Kramer Lane, Suite H
Austin TX 78758
Attn: Chief Executive Officer
Fax # N/A
Phone # 832-260-3337

[Signature page to Supplement]

LENDER:

VENTURE LENDING & LEASING VIII, INC.

By:
Name:
Title:

Address for Notices:	104 La Mesa Dr., Suite 102
Portola Valley, CA 94028
Attn: Chief Financial Officer
Fax # 650-234-4343
Phone # 650-234-4300

LENDER:

VENTURE LENDING & LEASING IX, INC.

By:
Name:
Title:

Address for Notices:	104 La Mesa Dr., Suite 102
Portola Valley, CA 94028
Attn: Chief Financial Officer
Fax # 650-234-4343
Phone # 650-234-4300

EXHIBIT “A”

FORM OF PROMISSORY NOTE

[Note No. X-XXX]

$____________________	____________________, 201_

Portola Valley, California

The undersigned (“Borrowers”), jointly and severally, promise to pay to the order of VENTURE LENDING & LEASING [VIII/IX]1, INC., a Maryland corporation (“Lender”), at such place as Lender may designate in writing, in lawful money of the United States of America, the principal sum of ______________________________ Dollars ($__________), with interest thereon from the date hereof until maturity, whether scheduled or accelerated, at a fixed rate per annum equal to 12.25% (the “Designated Rate”), according to the payment schedule described herein, except as otherwise provided herein.

This Note is one of the Notes referred to in, and is entitled to all the benefits of, a Loan and Security Agreement dated as of November __, 2018, among Borrowers and Lender (as the same has been and may be amended, restated and supplemented from time to time, the “Loan Agreement”). Each capitalized term not otherwise defined herein shall have the meaning set forth in the Loan Agreement. The Loan Agreement contains provisions for the acceleration of the maturity of this Note upon the happening of certain stated events.

Principal of and interest on this Note shall be payable as follows:

On the Borrowing Date, Borrowers shall pay [(i) if the Borrowing Date is not the first day of the month,] interest only at the Designated Rate, in advance, on the outstanding principal balance of this Note for the period from the Borrowing Date through [the last day of the same month]; and (ii)] the first interest-only installment at the Designated Rate, in advance, on the outstanding principal balance of this Note for the month of [date of first regular interest-only installment] in the amount of _______________________ Dollars ($__________).

Commencing on the first day of the second full month after the Borrowing Date, and continuing on the first day of each consecutive full month thereafter up to and including October 1, 2019, Borrowers shall pay, in advance, interest only at the Designated Rate on the principal balance outstanding hereunder, in the amount of __________________ Dollars ($__________) each.

Commencing on November 1, 2019, and continuing on the first day of each consecutive month thereafter, Borrowers shall pay principal and interest at the Designated Rate, in advance, in thirty (30) equal consecutive monthly installments of ______________________________ Dollars ($__________) each.

This Note may be prepaid only as permitted under Section 2 of Part 2 of the Supplement to the Loan Agreement.

Any unpaid payments of principal or interest on this Note shall bear interest from their respective maturities, whether scheduled or accelerated, at a rate per annum equal to the Default Rate. Borrowers shall pay such interest on demand.

Interest, charges and fees shall be calculated for actual days elapsed on the basis of a 360-day year, which results in higher interest, charge or fee payments than if a 365-day year were used. In no event shall Borrowers be obligated to pay interest, charges or fees at a rate in excess of the highest rate permitted by applicable law from time to time in effect.

1 Separate Notes will be issued to each of Venture Lending & Leasing VIII, Inc. and Venture Lending & Leasing IX, Inc. (Lenders will prepare Notes)

If Borrowers are late in making any payment under this Note by more than five (5) days, Borrowers agree to pay a “late charge” of five percent (5%) of the installment due, but not less than fifty dollars ($50.00) for any one such delinquent payment. This late charge may be charged by Lender for the purpose of defraying the expenses incidental to the handling of such delinquent amounts. Borrowers acknowledge that such late charge represents a reasonable sum considering all of the circumstances existing on the date of this Note and represents a fair and reasonable estimate of the costs that will be sustained by Lender due to the failure of Borrowers to make timely payments. Borrowers further agree that proof of actual damages would be costly and inconvenient. Such late charge shall be paid without prejudice to the right of Lender to collect any other amounts provided to be paid or to declare a default under this Note or any of the other Loan Documents or from exercising any other rights and remedies of Lender.

This Note shall be governed by, and construed in accordance with, the laws of the State of California, excluding those laws that direct the application of the laws of another jurisdiction.

VIRTUIX HOLDINGS INC.

By:
Name:	Jan Goetgeluk
Its:	Chief Executive Officer

VIRTUIX INC.

By:
Name:	Jan Goetgeluk
Its:	Chief Executive Officer

VIRTUIX MANUFACTURING LIMITED

By:

Name:

Title:

EXHIBIT “B”

FORM OF BORROWING REQUEST

[Date]

Venture Lending & Leasing [VIII/IX]2, Inc.

104 La Mesa Drive, Suite 102

Portola Valley, CA 94028

Re:	Virtuix

Ladies and Gentlemen:

Reference is made to the Loan and Security Agreement, dated as of November __, 2018 (as the same has been and may be amended, restated and supplemented from time to time, the “Loan Agreement”, the capitalized terms used herein as defined therein), among Venture Lending & Leasing VIII, Inc. and Venture Lending & Leasing IX, Inc. (“Lenders”), Virtuix Holdings Inc. (“Parent”), Virtuix Inc. and Virtuix Manufacturing Limited (together with Parent, “Borrowers”).

The undersigned is the Chief Executive Officer of Parent, and hereby requests on behalf of Borrowers a Loan under the Loan Agreement, and in that connection certifies as follows:

1.               The amount of the proposed Loan is ___________________________ and __/100 Dollars ($______________). The Borrowing Date of the proposed Loan is ___________ __, 201___.

2.               As of this date, no Default or Event of Default has occurred and is continuing, or will result from the making of the proposed Loan, the representations and warranties of the Borrowers contained in Article 3 of the Loan Agreement and Part 3 of the Supplement are true and correct in all material respects (except to the extent such representations and warranties are made as of a specific date in which case such representations and warranties shall be true and correct in all material respects as of such date), and the applicable conditions precedent described in Article 4 of the Loan Agreement and Part 2 of the Supplement have been met.

3.               No event that has had or would reasonably be expected to have a Material Adverse Change has occurred.

4.               Enclosed herewith is Parent’s most recent financial projections and/or business plan dated ____________, as approved by Parent’s Board of Directors on _______________, in the event the same have not been previously provided to Lender.

[Remainder of this page intentionally left blank; signature page follows]

2 Separate Borrowing Requests will be delivered to each of Venture Lending & Leasing VIII, Inc. and Venture Lending & Leasing IX, Inc. (Lenders will prepare Borrowing Requests)

Parent shall notify you promptly before the funding of the Loan if any of the matters to which I have certified above shall not be true and correct on the Borrowing Date.

Very truly yours,

VIRTUIX HOLDINGS INC.

By:
Name:	Jan Goetgeluk
Title:*	Chief Executive Officer

* Must be executed by Parent’s Chief Financial Officer or other executive officer.

EXHIBIT “C”

FORM OF

COMPLIANCE CERTIFICATE

Venture Lending & Leasing VIII, Inc.

Venture Lending & Leasing IX, Inc.

104 La Mesa Drive, Suite 102

Portola Valley, CA 94028

Re:	Virtuix

Ladies and Gentlemen:

Reference is made to the Loan and Security Agreement, dated as of November __, 2018 (as the same has been and may be amended, restated, modified and supplemented from time to time, the “Loan Agreement”, the capitalized terms used herein as defined therein), among Virtuix Holdings Inc. (“Parent”), Virtuix Inc. and Virtuix Manufacturing Limited (together with Parent, “Borrowers”) and each of Venture Lending & Leasing VIII, Inc. and Venture Lending & Leasing IX, Inc. (each, “Lender”).

The undersigned authorized representative of Parent hereby certifies in such capacity that in accordance with the terms and conditions of the Loan Agreement, (i) no Default or Event of Default has occurred and is continuing, except as noted below, and (ii) Borrowers are in complete compliance for the financial reporting period ending ________________, with all required financial reporting under the Loan Agreement, except as noted below. Attached herewith are the required documents supporting the foregoing certification. The undersigned further certifies that the accompanying financial statements have been prepared in accordance with Parent’s past practices applied on a consistent basis throughout the periods indicated. The financial statements fairly present in all material respects in accordance with GAAP the financial condition and operating results of Borrowers and their Subsidiaries as of the dates, and for the periods, indicated therein, excluding footnotes and subject to normal year-end audit adjustments (in the case of interim monthly financial statements), except as explained below.

Please provide the following requested information and

indicate compliance status by circling (or otherwise indicating) Yes/No under “Included/Complies”:

REPORTING REQUIREMENT	REQUIRED	INCLUDED/COMPLIES

Interim Financial Statements	Monthly within 30 days	YES/NO

Operating Budgets, 409(A) Valuations &
Updated Capitalization Tables	As modified	YES/NO

Annual Financial Statements	As delivered to Board	YES/NO

Board Packages/Reports	As delivered to Board	YES/NO

Date of most recent Board-approved budget/plan: ________________________

Any change in budget/plan since version most recently delivered to Lender? YES/NO

If YES, please attach

Date of most recent capitalization table: ____________________________

Any changes in capitalization table since version most recently delivered to Lender? YES/NO

If YES, please attach a copy of latest capitalization table

Any new Patents, Trademarks and Copyrights applied	Quarterly within 30 days	YES/NO

and/or filed with the U.S. Patent &

Trademark Office or U.S. Copyright Office

during the quarter ending ______________?

* if “YES” then please list by application/registration number and title.

EQUITY AND CONVERTIBLE DEBT FINANCINGS

Please provide the following information regarding Parent’s most-recent equity or convertible debt financing each time this Certificate is delivered to Lender

Date of Last Round Raised by Parent: _______________

Has there been any new financing since the last Compliance Certificate submitted? YES/NO

Please complete information below each time this Compliance Certificate is furnished to Lender

Date Closed: _______________ Class/Series: ______________ Per Share Price: $_____________

Amount Raised: $_______________ Post Money Valuation: $_______________

Any stock splits since date of last report? YES/NO

If YES, please provide any information on stock splits which would affect valuation:

____________________________________________________________________________________________

Any dividends since date of last report? YES/NO

If YES, please provide any information on dividends which would affect valuation:

____________________________________________________________________________________________

Any unusual terms? (i.e., Anti-dilution, multiple preference, etc.) YES/NO

If YES, please explain:

____________________________________________________________________________________________

AGREEMENTS WITH PERSONS IN POSSESSION OF TANGIBLE COLLATERAL

Pursuant to Section 5.9(e) of the Loan Agreement, Borrowers represent and warrant that: (i) as of the date hereof, tangible Collateral is located at the addresses set forth below; and (ii) to the extent required by Section 5.9(e) of the Loan Agreement, a Waiver has been executed and delivered to Lender with respect to each such location at which the value of the Collateral located there is greater than $25,000 [Note: If a Borrower has located Collateral at any new location since the date of the last Compliance Certificate, please so indicate].

	Location of Collateral	Value of Collateral at such Locations	Waiver In place?	Complies?	New Location?

1.)	1826 Kramer Lane, Suite H, Austin TX 78758	$_______________________	YES	YES / NO	NO
2.)	8 Pingdong 2nd Road, Zhuhai, Guangdong, China 519060	$_______________________	NO	YES	NO
3.)	_______________________	$_______________________	YES / NO	YES / NO	YES / NO
4.)	________________________	$_______________________	YES / NO	YES / NO	YES / NO

ACCOUNT CONTROL AGREEMENTS

Pursuant to Section 6.11 of the Loan Agreement, Borrowers represent and warrant that: (i) as of the date hereof, they maintain only those deposit and investment accounts set forth below; and (ii) to the extent required by Section 6.11 of the Loan Agreement, a control agreement has been executed and delivered to Lender with respect to each such account [Note: If a Borrower has established any new account(s) since the date of the last compliance certificate, please so indicate].

Deposit Accounts

	Name of Institution	Account Number	Control Agt. In place?	Complies	New Account
1.)	BBVA (checking)	6723031050	YES / NO	YES/NO	NO
2.)	BBVA (checking)	6725007009	YES / NO	YES/NO	NO
3.)	Frost (checking)	502376733	YES / NO	YES/NO	NO
4.)	HSBC (checking)	652-477670-838*	NO	YES	YES

Investment Accounts

	Name of Institution	Account Number	Control Agt. In place?	Complies	New Account
1.)	Frost (Money Market)	502376741	YES / NO	YES /NO	NO
2.)	_______________________	_______________________	YES / NO	YES / NO	YES / NO
3.)	________________________	_______________________	YES / NO	YES / NO	YES / NO

* Foreign bank account

SUBSIDIARIES AND OTHER PERSONS

Pursuant to Section 6.14(a) of the Loan Agreement, Borrowers represent and warrant that: (i) as of the date hereof, Borrowers have directly or indirectly acquired or created, or they intend to directly or indirectly acquire or create, each Subsidiary or other Person described below; and (ii) such Subsidiary or Person has been made a co-borrower under the Loan Agreement or a guarantor of the Obligations [Note: If a Borrower has acquired or created any Subsidiary since the date of the last compliance certificate, please so indicate].

	Name:	Jurisdiction of formation or organization:[3]	Co-borrower or guarantor ?	Complies?	New Subsidiary or Person?
1.)	Virtuix Manufacturing (Zhuhai) Co., Ltd.	China	NO	YES	YES
2.)	Heroix VR (Shanghai) Co., Ltd.	China	NO	YES	YES
3.)	_______________________	_______________________	YES / NO	YES / NO	YES / NO
4.)	________________________	_______________________	YES / NO	YES / NO	YES / NO

EXPLANATIONS

Virtuix Manufacturing (Zhuhai) Co., Ltd. is not required to be a co-Borrower or guarantor per Section 6.14(a) of the Loan Agreement

Heroix VR is our joint venture in China with Hero Entertainment. We own a 49% minority stake (non-controlling)

3 Under the “Explanations” heading (see below) please include a description of such Subsidiary’s or Person’s fully diluted capitalization and Borrowers’ purpose for its acquisition or creation of such Subsidiary if such information has not been previously furnished to Lender.

[Signature page to Compliance Certificate]

Very truly yours,

VIRTUIX HOLDINGS INC.

By:
Name: Jan Goetgeluk
Title:* Chief Executive Officer

* Must be executed by Parent’s Chief Financial Officer or other executive officer.